================================================================================

                                  SCHEDULE 14C
                                 (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[_]   Definitive Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                         WESTERN POWER & EQUIPMENT CORP.
                (Name of Registrant As Specified In Its Charter)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]   No fee required

[_]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            ____________________________________________________________________

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:


[_]   Fee paid previously with preliminary materials

[_]   check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1) Amount previously paid:___________________________________________
      (2) Form, Schedule or Registration Statement No.:_____________________
      (3) Filing Party:_____________________________________________________
      (4) Date Filed:_______________________________________________________

================================================================================

                         WESTERN POWER & EQUIPMENT CORP.


                        PRELIMINARY INFORMATION STATEMENT
         PURSUANT TO SECTION 14 OF THE SECURITIES EXCHANGE ACT OF 1934,
           AS AMENDED, AND REGULATION 14C AND SCHEDULE 14C THEREUNDER


                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY



                                  INTRODUCTION

This Information Statement has been filed with the Securities and Exchange Commission and is being mailed or otherwise furnished to the registered stockholders of Western Power & Equipment Corp., a Delaware corporation (the "Company") in connection with the prior approval by the board of directors of the Company, and the receipt by the board of approval by written consent of the holders of a majority of the Company's outstanding shares of common stock, of a resolution to approve the Stock Purchase and Exchange Agreement dated May 6, 2003, as amended (the "Agreement") between the Company, the Company's wholly-owned subsidiary, Western Power & Equipment Corp., an Oregon corporation ("Western Sub") and CDKnet.com, Inc.("CDK"). The Company will, pursuant to the Agreement, exchange all shares of the capital stock of Western Sub for 9.4 million shares of CDK's common stock, subject to adjustment as described below. The Agreement is annexed to this Information Statement as Exhibit A.

The stockholders of CDK previously approved a one-for-fifty reverse split of CDK's outstanding common stock which is not effective. The reverse split will be effective immediately prior to the closing of the transactions contemplated by the Agreement. References to numbers of shares of CDK common stock, including the 9.4 million shares which will be exchange for the capital stock of Western Sub, give effect to the reverse split.

The Company has obtained all necessary corporate approvals in connection with the foregoing actions and your consent is not required and is not being solicited in connection with the approval of the foregoing action. Section 228 of the Delaware General Corporation Law and the By-laws of the Company provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power sign a written consent approving the action. On May ___, 2003, stockholders of the Company that own 5,761,424 shares of the Company's common stock, which constitutes 61.3% of the outstanding shares entitled to vote, executed written consents to approve the Agreement.

We are sending this Information Statement to the Company's stockholders of record who owned common stock of the Company as of ________, 2003 (the "Record Date"). As of the Record Date, the Company had 9,400,000 shares of common stock issued and outstanding, and each share of Common Stock is entitled to one vote.

The actions will not become effective until: (i) 21 days from the date this Information Statement is first mailed to stockholders, or (ii) such later date as approved by the board of directors, in its sole discretion.

This Information Statement is dated May __, 2003 and is first being mailed to stockholders on or about May _, 2003.

            All expenses incurred in connection with the preparation and mailing of this Information Statement will be borne by the Company. This Information Statement is prepared and distributed by the Company.

     THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS'
          MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

As a condition precedent to CDK's obligations under the Agreement, Western Sub has agreed to enter into employment agreements with each of C. Dean McLain, the Company's President, Mark Wright, the Company's Chief Financial Officer and Robert M. Rubin, the Company's Chairman. Mr. McLain's employment agreement provides that he will be paid $397,800 per year and the term of the agreement is for a period of seven years. Mr. Wright's employment agreement provides that he will be paid $178,500 per year and the term of the agreement is for a period of four years. Mr. Rubin's employment agreement provides that he will be paid $200,000 per year and the term of the agreement is for a period of five years.

Other than the above no director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the actions set forth herein, which is not shared by all other stockholders pro-rata, and in accordance with their respective interests.

CERTAIN QUESTIONS AND ANSWERS

Q:    WHAT AM I BEING ASKED TO APPROVE?

A:    You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Stockholders holding a majority of the outstanding voting common stock of the Company have already agreed to approve the Agreement between the Company and CDK with respect to the sale of the Company's wholly-owned subsidiary Western Sub.

Q:    WHY HAS THE BOARD OF DIRECTORS AGREED TO APPROVE THESE ACTIONS?

A:    All of these actions are necessary to accomplish the terms of the
Agreement.

Q:    WHAT ARE THE BASIC TERMS OF THE TRANSACTION WITH CDK?

A:    The Company will sell all of its shares of common stock of Western Sub to
CDK in exchange for 9,400,000 shares of common stock of CDK, subject to adjustment described below. You will retain all of your present stockholdings in the Company and are not required to do anything.

Q:    WILL I RECOGNIZE A GAIN OR LOSS IN CONNECTION WITH THE TRANSACTION WITH
CDK?

A:    No.

Q:    DO I HAVE APPRAISAL RIGHTS?

A:    No. You are not entitled to appraisal rights under Delaware Law.

Q:    ARE THERE ANY CONDITIONS TO THE TRANSACTIONS WITH CDK?

A:    Yes. There are several conditions, listed under the section entitled "Sale of Western Sub".

Q:    WHAT BUSINESS IS CONDUCTED BY CDK?

A:    CDK, incorporated in the state of Delaware, does not currently have an existing business and upon completion of the sale of Western Sub to CDK, CDK's only business will be that of Western Sub.

Q:    ARE THERE RISKS INVOLVED IN THE TRANSACTION WITH CDK?

A:    Yes. After the transaction is completed, our success will be totally dependent on the success of CDK. CDK will have control over Western Sub and all of its operations, and therefore the management of CDK will affect the value of CDK's common stock, which will be the Company's only asset upon completion of the sale of Western

Sub. There are no assurances that CDK will be able to operate profitably after the closing of the transaction (which we refer to as the "Closing").

Q:    WHEN DO YOU EXPECT TO COMPLETE THE TRANSACTION WITH CDK?

A:    The Transaction will be consummated and become effective no sooner than 21 days after this Information Statement has been delivered to our shareholders. The Company and CDK anticipate that the Transaction will be completed as soon as possible after all of the conditions to the Transaction contained in the Agreement are satisfied, or where permissible, waived, or such later time as mutually.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of the date hereof, with respect to the beneficial ownership of the common stock by each beneficial owner of more than 5% of the outstanding shares thereof, by: (i) any holder of more than five percent (5%) of the outstanding shares; (ii) the Company's officers and directors; and (iii) the Company's officers and directors as a group. As of the date hereof the Company had 9,400,000 shares of its common stock outstanding. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person shown in the table.

                                                  NUMBER OF SHARES                  PERCENTAGE OF
                                                  OF COMMON STOCK                 OUTSTANDING COMMON
NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED (1)          STOCK BENEFICIALLY OWNED
------------------------------------            ----------------------          ------------------------
C. Dean McLain (2)(7)(8)                            2,769,419                          33.0%

Robert M. Rubin (3)(4)(8)                           2,769,419                          33.0%

Rubin Family Irrevocable Stock Trust(4)               600,000                           6.4%

Mark J. Wright(5)                                     100,000                              *

Steven Moscowitz                                          -0-                            -0-

Michael Metter(6)                                         -0-                            -0-

American United Global, Inc. (AUGI)                 1,222,586                          13.0%
2489 152nd Avenue NE
Richmond, WA 98052

JSC LLC(7)                                            588,000                           6.2%
38207 NE Gerber Rd.
Yacolt, WA  98675]

All Executive Officers and Directors as a
Group (5 persons)(2)-(7)                            6,638,838                          63.2%

* less than one percent

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) Includes Mr. McLain's direct beneficial ownership of exercisable options to acquire 500,000 shares of Company Common Stock. Excludes Mr. McLain's indirect ownership in the Company through his beneficial ownership of options to purchase 162,000 shares of AUGI common stock. Mr. McLain's beneficial ownership of AUGI common stock represents 8.1 percent of AUGI voting stock as of April 24, 2003.

(3) Includes Mr. Rubin's direct beneficial ownership of exercisable options to acquire 500,000 shares of Company Common Stock. Excludes Mr. Rubin's indirect ownership in the Company through his beneficial ownership to purchase 33,600 shares of AUGI common stock. Mr. Rubin's beneficial ownership of AUGI common stock represents 77.8 percent of AUGI voting stock as of April 24, 2003.

(4) Mr. Rubin, a grantor of the Rubin Family Irrevocable Stock Trust (the "Trust"), does not have sole of shared voting or dispositive power over the shares of Company common stock held by the Trust, and disclaims any beneficial ownership of the shares of Company common stock held by the Trust.

(5)   Includes options to purchase 100,000 shares of Company common stock.

(6) Excludes Mr. Metter's indirect ownership in the Company through his beneficial ownership of 110,000 shares of AUGI common stock.

(7) A trust in which Mr. McLain is a grantor owns a portion of JSC LLC. Mr. McLain does not have sole or shared power to dispose of or vote any of the shares of Company common stock held by JSC LLC.

(8) On May 1, 2003, Mr. McLain and Mr. Rubin agreed to convert the principal amount of a loan made to the Company in the amount of $147,000 into an aggregate of 5,538,838 shares of the Company's common stock. In connection therewith Mr. McLain received 2,769,419 shares of the Company's common stock and Mr. Rubin received 2,769,419 shares of the Company's common stock.

                               SALE OF WESTERN SUB

General
-------

            The Company has entered into the Agreement, which sets forth the terms and conditions of a sale of all of its shares of common stock in Western Sub, its wholly-owned subsidiary, to CDK. Pursuant to the Agreement, CDK will issue 9.4 million shares of its common stock to the Company in exchange for 1,000 shares of common stock of Western Sub, which constitutes all of the issued and outstanding shares of Western Sub (the "Transaction"). The 9.4 million shares of CDK common stock, assuming a one-for-fifty reverse split approved by all necessary corporate action of CDK which is expected to be effective immediately preceding the closing of the Transaction, will constitute ___% of the outstanding voting securities of CDK. It is currently anticipated that the consummation of the Transaction will occur no sooner than twenty-one (21) days after the date this Information Statement is first mailed to the Company's stockholders of record on May __, 2003.

            CDK, incorporated in the state of Delaware, intends to continue to operate the business of Western Sub and to raise additional funds in the form of debt, equity or a combination thereof, in order to have sufficient capital to grow its business. There can be no assurance that CDK will be successful in its efforts to raise capital, or that such capital will be available to CDK on terms which would be beneficial to its business or the business of Western Sub. CDK's common stock currently trades on the OTC Bulletin Board under the symbol "CDKX" and its closing price on May 1, 2003 was $0.02. CDK has not declared any cash dividends on its common equity for the previous two fiscal years. There is nothing restricting CDK from issuing dividends. CDK currently has no employees outside of management. The principal executive offices of CDK are located at _________________, and its telephone number is ________________.

Consent Required
----------------

            Approval of the Agreement requires the consent of the holders of a majority of the outstanding shares of our common stock entitled to vote at a meeting of stockholders. A majority of the outstanding shares of our common stock as of the Record Date has given its consent to approve the Agreement and the transactions contemplated thereby and accordingly, the requisite stockholder approval was obtained by the execution of the written consent in favor of the Agreement.

Reasons for Approval
--------------------

            The Board of Directors has given careful consideration to the Transaction, the existing business operations of CDK and Western Sub, the future potential and plans of CDK, the interest of our stockholders, and the risks of the Transaction to our existing stockholders. Based on the foregoing considerations, the Board of Directors, together with the holders of a majority of the outstanding shares of our common stock, believe the transactions contemplated by the Agreement are fair and in the best interests of the Company and its stockholders.

Fairness Opinion
----------------

            The Board of Directors has received a fairness opinion from Vertical Capital Partners, Inc., New York, New York, to the effect that the terms of the Agreement and the Transaction are fair to the Company's stockholders from a financial point of view. A copy of the opinion is annexed hereto as Exhibit B.

Terms of the Agreement
----------------------

            The following describes the material terms of the Agreement. This summary is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit A and such Agreement is incorporated into this Information Statement by reference. You are urged to read the entire Agreement.

Completion of the Transaction
-----------------------------

            The Transaction will be consummated and become effective no sooner than twenty-one (21) days after this Information Statement has been delivered to our shareholders. The Company and CDK anticipate that the Transaction will be completed as soon as possible after all of the conditions to the Transaction contained in the Agreement are satisfied, or where permissible, waived, or such later time as mutually agreed.

Representations and Warranties
------------------------------

            Representations of the Company
            ------------------------------

            The Agreement contains representations and warranties of the Company regarding, among other matters:

            * the corporate organization and existence of the Company, including that it has been duly organized, is validly existing and in good standing with the corporate power and authority to own, operate and lease its assets, to perform its obligations under certain material agreements and to carry on its businesses as currently conducted and to carry out the transactions contemplated by the Agreement;

            * the corporate power and authority of the Company to execute and deliver the Agreement and related documents and to consummate the other contemplated transactions;

            * the adoption by the Company's board of directors of a resolution adopting the Agreement and the Transaction;

            * the filing and accuracy of the Company's tax returns, the lack of pending or threatened proceedings, deficiencies or audits with respect to taxes, and certain related tax matters;

            * the stockholder consent required to approve the Agreement and the Transaction.

            Representations of Western Sub
            ------------------------------

            The Agreement contains representations and warranties of Western Sub regarding, among other matters:

            * the corporate organization and existence of Western Sub, including that it has been duly organized, is validly existing and in good standing with the corporate power and authority to own, operate and lease its assets, to perform its obligations under certain material agreements and to carry on its businesses as currently conducted;

            * the filing and accuracy of Western Sub's tax returns, the lack of pending or threatened proceedings, deficiencies or audits with respect to taxes, and certain related tax matters;

            * the absence of material claims, actions, suits, proceedings and specified judgments, decrees and injunctions.

            Representations of CDK
            ----------------------

            The Agreement contains representations and warranties of CDK regarding, among other matters:

            * the corporate organization and existence of CDK, including that it has been duly organized, is validly existing and in good standing with the corporate power and authority to own, operate and lease its assets, to perform its obligations under certain material agreements and to carry on its businesses as currently conducted and to carry out the transactions contemplated by the Agreement;

            * the capitalization of CDK, including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding, and the number of shares reserved for issuance;

            * CDK has filed in a timely manner all documents that CDK was required to file under the Securities Exchange Act of 1934, as amended, during the 12 months preceding the date of this Agreement;

            * the absence of material misstatements or omissions in the information provided by CDK in its filings with the SEC and the accuracy and compliance of CDK financial statements contained therein.

            * the absence of material claims, actions, suits, proceedings and specified judgments, decrees and injunctions.

Conduct of Western Sub's Business Before the Completion of the Transaction
--------------------------------------------------------------------------

            The Agreement contemplates that, until the effective time of the Transaction (the "Effective Time"), Western Sub will operate its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and taxes when due, pay or perform other obligations when due, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact Western Sub's present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Western Sub's goodwill and ongoing business.

Conduct of CDK Before Completion of the Transaction
---------------------------------------------------

            The Agreement contemplates that, until the Effective Time, CDK will carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use its commercially reasonable efforts consistent with past practice and policies to preserve intact the present business organizations, all with the goal of minimizing any liabilities.

Reasonable Efforts to Complete the Transaction
----------------------------------------------

            The Company and CDK are required to use reasonable efforts to make all filings required and to use reasonable efforts to take all further actions necessary or desirable to effect the transactions contemplated by the Agreement.

Conditions to the Transaction
-----------------------------

            The obligations of the Company and CDK to complete the Transaction are subject to the satisfaction or waiver of the following conditions, among others, all as more fully described in the Agreement:

Conditions to Obligations of the Company
----------------------------------------

            The obligations of the Company to consummate the Transaction shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

            Representations and Warranties True as of the Closing Date. The representations and warranties of CDK contained in the Agreement or in any list, certificate or document delivered by CDK to the Company pursuant to the provisions hereof shall have been true in all material respects on the date hereof and shall be true in all material respects on the date of the Closing (the "Closing Date") with the same effect as though such representations and warranties were made as of such date.

            Compliance with this Agreement. CDK shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

            Revolving Credit Facility. Deutsche Financial Services Corporation ("DFSC"), or another lending institution, as lender and as representative of several institutional lenders shall have funded a revolving credit facility in an amount not less than $20 million, which is substantially similar to the credit facility pursuant to an agreement between Western Sub and DFSC dated June 30, 1999, as last amended on March 22, 2001.

            Fairness Opinion. The Company's Board of Directors shall have received an opinion from Vertical Capital Partners, Inc., New York, New York, to the effect that the terms of the Agreement are fair to the Company's stockholders from a financial point of view.

            Balance Sheet. CDK shall have a minimum of $2,000,000 in cash on its balance sheet on the Closing Date.

Conditions to the Obligations of CDK
------------------------------------

            The obligations of CDK to consummate the Transaction shall be subject to the satisfaction, at or prior to the Effective Time, of each of the following conditions, any of which may be waived, in writing, exclusively by the
CDK:

            Representations and Warranties True as of the Closing Date. The representations and warranties of the Company contained in the Agreement or in any schedule, certificate or document delivered by the Company to CDK pursuant to the provisions hereof shall have been true in all material respects on the date hereof without regard to any schedule updates furnished by the Company after the date hereof and shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date.

            Compliance with this Agreement. Each of the Company and Western Sub shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

            Material Adverse Changes. The assets or the operations of Western Sub's business, taken as a whole, shall not have been and shall not be threatened to be materially, adversely affected in any way as a result of any event or occurrence (except as a result of general economic conditions).

            Revolving Credit Facility. Deutsche Financial Services Corporation ("DFSC"), or another lending institution, as lender and as representative of several institutional lenders shall have funded a revolving credit facility in an amount not less than $20 million, which is substantially similar to the credit facility pursuant to an agreement between Western Sub and DFSC dated June 30, 1999, as last amended on March 22, 2001, in addition to approximately $5 million inventory financing to be provided by Case.

            Change in Business. CDK having no reasonable basis to believe that either: (i) the net sales of Western Sub's business was less than $60,000,000 for the nine months ended April 30, 2003; or (ii) the sum of PP&E being less than $1,000,000 as of April 30, 2003.

Escrow of CDK Common Stock.
---------------------------

            In connection with this Transaction, 1,000,000 shares of the 9,400,000 shares of CDK common stock being issued to the Company ("Purchase Price") shall be held in escrow and subject to adjustment as follows:

            (i) The number of shares constituting the full Purchase Price shall be reduced (but not increased) by a whole number determined by rounding the result of multiplying 1,000,000 by the fraction determined by dividing the difference between the Adjusted Net Earnings (as defined in the Stock Purchase and Exchange Agreement attached as Exhibit A of Western Sub for its fiscal year ending

                    July 31, 2003 by $1,000,000. For example, if the Adjusted Net Earnings of Western Sub for Fiscal 2003 is $750,000, the number of shares by which the Purchase Price shall be reduced is ($750,000/$1,000,000) x 1,000,000 = 750,000. In the event the Adjusted Net Earnings of Western Sub is less than $0, the number of shares to be released under this clause shall be zero.

            (ii) Of the shares held in escrow after consideration of (i) above, the number of shares constituting the full Purchase Price shall be further reduced (but not increased) by a whole number determined by rounding the result of multiplying 2,000,000 by the fraction determined by dividing the difference between the Adjusted Net Earnings (defined below) of Western Sub for its fiscal year ending July 31, 2004 by $2,000,000. For example, if the Net Earnings of Western Sub for Fiscal 2004 is $1,500,000 the number of shares by which the Purchase Price shall be reduced is ($1,500,000/$2,000,000) x 2,000,000 = 750,000. In the event the Adjusted Net Earnings of Western Sub is less than $0, the number of shares to be released under this clause shall be zero.

            (iii) In no event shall the aggregate amount of the adjustment set forth in paragraphs (i) and (ii) above exceed 1,000,000 shares.

Termination of the Agreement
----------------------------

            The Agreement is subject to termination prior to the Effective Time:

            *       by mutual consent;

            * by the Company if it does not obtain the requisite stockholder approval;

            * by either party if, without fault of the terminating party, the Transaction is not consummated on or before June 27, 2003; and

            * by either party if the other party fails to obtain approval of the Transaction;

Dissenters' Rights of Appraisal
-------------------------------

            There are no dissenters' rights of appraisal applicable to the Agreement or the closing of the Transaction.

Tax Aspects of the Transaction
------------------------------

            The proposed Transaction is intended to qualify as a tax-free reorganization under the Internal Revenue Code of 1986. If the Transaction qualifies as a tax-free reorganization, no gain or loss will be recognized for income tax purposes by either party as a result of the Transaction. There will not be any material tax effects on any party's existing stockholders as a result of the Transaction. However, neither the Company nor CDK has requested a tax ruling from the Internal Revenue Service with respect to the Transaction. Accordingly, no assurance can be given that the Transaction will qualify as a tax-free reorganization. If the Transaction does not qualify for tax free treatment, the Company will be deemed to have sold its shares for CDK common stock and be taxed on the difference between its basis in Western Sub common stock and the value of the CDK common stock. The Company's stockholders should have no tax effect since they are not receiving any new shares.

Restricted Nature of Securities.
--------------------------------

            The shares of CDK's common stock to be issued to the Company in connection with the Transaction will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and will be deemed "restricted securities" as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act. Accordingly, such shares will be issued in reliance on the exemption from such registration requirements provided by the Securities Act. Such shares will be "restricted securities," and the certificate will bear legends restricting their subsequent resale in the absence of registration under the Securities Act or the availability of an exemption therefrom.

INFORMATION ABOUT THE PARTIES TO THE TRANSACTION

WESTERN POWER & EQUIPMENT CORP.

            Incorporated herein by reference is the Company's Form 10-K/A filed with the Securities and Exchange Commission on November 29, 2002 and the Company's Form 10-Q filed with the Securities and Exchange Commission on March 17, 2003, which describes the Company's business and financial condition..

CDKNET.COM, INC.

            For a detailed description of CDK's business and financial condition please see CDK's Form 10-KSB for the year ended June 30, 2002 and Form 10-QSB for the six months ended December 31, 2002, attached hereto as Exhibits C and D, respectively.

PROFORMA FINANCIAL INFORMATION

Attached hereto as Exhibit E, are the unaudited pro forma financial statements for the six-months ended January 31, 2003, which give effect to the Transaction as if the Transaction had occurred on January 31, 2003.

The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of CDK attached as Exhibits C and D and with the Company's financial statements that have been incorporated herein by reference. The pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of the future financial position or future results of operations of CDK after completion of the Transaction.

ADDITIONAL INFORMATION

Additional information concerning the Company, including annual and quarterly reports for the past twelve months which have been filed with the Securities and Exchange Commission, may be accessed through the Securities and Exchange Commission's EDGAR archives at www.sec.gov.


                                     By Order of the Board of Directors



                                     ____________________________

Vancouver, Washington
May __, 2003